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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Carriage Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CARRIAGE SERVICES, INC.
1900 St. James Place, 4th Floor
Houston, Texas 77056

April 12, 2005

Dear Carriage Stockholder:

        I am pleased to invite you to Carriage's Annual Meeting of Stockholders. The meeting will be held at the Courtyard on St. James Place, 1885 St. James Place, Houston, Texas 77056 on Tuesday, May 10, 2005, at 10:00 a.m., Houston time. If you cannot be present at the Annual Meeting, I ask that you participate by completing the enclosed proxy and returning it at your earliest convenience.

        At the meeting, you and the other stockholders will elect one director to Carriage's Board of Directors and vote on certain other matters discussed in the accompanying Proxy Statement. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about the nominee for the Board.

        We hope you can join us on May 10. Whether or not you can attend personally, it is important that your shares are represented at the Meeting. Please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                      Sincerely,

                      MELVIN C. PAYNE
                       Chairman of the Board,
                      President and Chief Executive Officer

CARRIAGE SERVICES, INC.
1900 St. James Place, 4th Floor
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 10, 2005

        Carriage Services, Inc. will hold its Annual Meeting of Stockholders at the Courtyard on St. James Place, 1885 St. James Place, Houston, Texas, 77056, on Tuesday, May 10, 2005, at 10:00 a.m., Houston time.

        We are holding this meeting:

  •
  To elect one Class III director to serve for a three-year term expiring at the annual meeting of stockholders in 2008 and until his successor is elected and qualified.

  •
  To amend our 1996 Directors' Stock Option Plan to increase the number of shares available thereunder from 350,000 to 425,000 shares.

  •
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Your Board of Directors has selected March 24, 2005, as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders as of that date will be available for inspection at our corporate headquarters, 1900 St. James Place, 4th Floor, Houston, Texas for ten days before the meeting.

        You are cordially invited to attend the meeting. If, however, you are unable to attend the Meeting, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you attend the meeting, and wish to do so, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

        This Proxy Statement, proxy card and Carriage's 2004 Annual Report to Stockholders are being distributed on or about April 15, 2005.

                      By Order of the Board of Directors

                      Joseph Saporito
                       Executive Vice President, Chief
                      Financial Officer and Secretary

Houston, Texas
April 12, 2005

TABLE OF CONTENTS

GENERAL INFORMATION
RECORD DATE AND VOTING SECURITIES
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
Stock Ownership of Certain Beneficial Owners
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Organization and Committees of the Board
Corporate Governance Guidelines
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option Grants in 2004
2004 Option Exercises and Year-End Option Holdings
Equity Compensation Plan Information
Compensation of Directors
Employment Agreements
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Base Salaries
Bonuses for Named Executive Officers for 2004
Restricted Stock Grants for 2004
Compensation Policies for the Chief Executive Officer
COMPARATIVE STOCKHOLDER RETURN
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL NO. 2 AMENDMENT OF THE 1996 DIRECTORS' STOCK OPTION PLAN
Amendment to Increase Authorized Shares
Summary Description of the 1996 Directors' Stock Option Plan
AUDIT COMMITTEE REPORT
Review and Discussions
Audit Fees
Selection for 2005
Audit-Related Fees
Tax Fees
All Other Fees
Pre-Approval Policy for Services of Independent Auditors
Recommendation to Include Audited Financial Statements in Annual Report
OTHER BUSINESS
STOCKHOLDER'S PROPOSALS
ADDITIONAL INFORMATION
Annual Report
Number of Proxy Statements and Annual Reports
APPENDIX A—AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED 1996 DIRECTORS' STOCK OPTION PLAN

i

GENERAL INFORMATION

Q:    Who is soliciting my proxy?

A:
We, the Board of Directors of Carriage Services, Inc., are sending you this Proxy Statement in connection with our solicitation of proxies for use at Carriage's 2005 Annual Meeting of Stockholders. Certain directors, officers and employees of Carriage, American Stock Transfer & Trust Company ("AST"), and Georgeson Shareholder Communications, Inc. ("Georgeson") also may solicit proxies on our behalf by mail, phone, fax or in person.

Q:    Who is paying for this solicitation?

A:
Carriage will pay for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Carriage also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Carriage stock. No additional fee beyond the $950 monthly fee paid to AST to act as Carriage's transfer agent, together with AST's out-of-pocket expenses, will be paid to AST. We estimate that Georgeson's fee will total approximately $20,000 for acting as proxy solicitor in connection with the Meeting.

Q:    What am I voting on?

A:
(1)
The election of Ronald A. Erickson to the Board of Directors as a Class III director.

(2)
An amendment to our 1996 Directors' Stock Option Plan to increase the number of shares available thereunder from 350,000 to 425,000 shares.

Q:    Why am I voting for only one director?

A:
On February 24, 2005, Stuart W. Stedman informed us that, for personal reasons, he was not seeking to stand for re-election to the Board of Directors. Based on the recommendation of our Corporate Governance Committee, the Board of Directors has voted to reduce the size of the Board from six to five directors effective immediately prior to the 2005 Annual Meeting. Therefore, Class III of our directors will have only one member. Our Corporate Governance Committee will determine whether the current composition of our Board of Directors should be changed in the future.

Q:    Who can vote?

A:
Stockholders as of the close of business on March 24, 2005 are entitled to vote at the Annual Meeting.

Q:    How do I vote?

A:
You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the meeting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director and FOR the other proposal described in this Proxy Statement.

Q:    How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote FOR the director nominee and the other proposal.

Q:    Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Carriage and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit Carriage to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the Board (which is not currently anticipated). Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:    How many shares can vote?

A:
As of the record date, March 24, 2005, Carriage had outstanding 18,240,016 shares of Common Stock. Each share of Common Stock is entitled to one (1) vote.

Q:    What happens if I withhold my vote for an individual director?

A:
Because the individual directors are elected by a plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q:    Can I vote on other matters?

A:
Carriage's By-laws limit the matters presented at an annual meeting to those in the notice of the meeting and those otherwise properly presented before the meeting. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Q:    When are stockholder proposals due for the annual stockholders meeting in 2006?

A:
To be considered for inclusion in the proxy statement for Carriage's 2006 annual meeting, a stockholder proposal must be received at Carriage's offices no later than December 1, 2005. A stockholder proposal submitted outside the processes of Rule 14a-8 of the SEC, if received by Carriage after February 15, 2006, will be considered untimely for presentation at Carriage's 2006 annual meeting of stockholders.

Q:    How do I nominate someone to be a Carriage director?

A:
A stockholder may recommend nominees for director by giving the Secretary a written notice not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. For the annual meeting in 2006, the deadline will be February 9, 2006, based upon this year's meeting occurring on May 10. The notice must include the full name, age, business and residence address, principal occupation or employment of the nominee, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, and the nominee's written consent to the nomination and to serve, if elected.

Q:    How can I communicate with a Carriage director?

A:
Stockholders and other interested parties may contact any member of our Board or Committee thereof via U.S. mail, by addressing any correspondence to the Board, the applicable Committee, the non-management directors as a group or any individual director by either name or title, in care of Carriage Services, Inc., 1900 St. James Place, 4th Floor, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the non-management directors, the Corporate Secretary will send appropriate stockholder communications to the Chairman of the Corporate Governance Committee. In the case of communications addressed to a committee of the Board, the Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.

RECORD DATE AND VOTING SECURITIES

        Only holders of record of the Common Stock at the close of business on March 24, 2005, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. On that date, Carriage had outstanding 18,240,016 shares of Common Stock, each of which is entitled to one vote.

        The presence at the Meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. In the absence of a quorum at the Meeting, the Meeting may be adjourned without notice other than announcement at the Meeting until a quorum shall be formed.

        With respect to the election of directors, stockholders may vote (a) in favor of the nominee or (b) to withhold votes as to the nominee. If a quorum is present at the Meeting, the nominee for a Class III director will be elected by a plurality vote. Votes withheld, or abstentions, will be treated as present for purposes of determining a quorum; however, because directors are elected by a plurality, votes withheld will not affect the outcome of the election. With respect to each proposal (and any other matter properly brought before the Meeting) other than the election of directors, the affirmative vote of the holders of a majority of the voting power present or represented by proxy at the Meeting will be required for approval, except as noted below in regards to the amendment to the 1996 Directors' Stock Option Plan. Abstentions will have the effect of a vote against any of these proposals.

        Under the rules of the New York Stock Exchange ("NYSE"), the proposal to elect a director is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least fifteen days before the date of the Meeting. In contrast, the proposal to approve the amendment to the 1996 Directors' Stock Option Plan is a "non-discretionary" item. This means brokerage firms that have not received voting instructions from their clients on this matter may not vote on this proposal. These so-called "broker non-votes" will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for this proposal. To satisfy the NYSE listing requirements, the total votes cast on the proposals to approve the amendment to the 1996 Directors' Stock Option Plan must represent over 50% of the outstanding Common Stock entitled to vote.

        All properly signed proxies received prior to the Meeting will be voted in accordance with the choices specified. If no choice has been specified in the proxy, the shares will be voted in favor of all proposals described in this Proxy Statement and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary an instrument revoking it, by signing and delivering to the Secretary a proxy bearing a later date, or by voting in person at the Meeting after giving notice to the Chairman of the Meeting of the stockholder's intention to vote in person notwithstanding the fact that the stockholder previously delivered a proxy.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 24, 2005, the number of shares beneficially owned and percent of the Common Stock held by: (i) each director and director nominee of Carriage, (ii) the Chief Executive Officer, (iii) the other executive officers named in the Summary Compensation Table set forth under "Executive Compensation" below, and (iv) all current executive officers and directors of Carriage as a group. Under the rules of the Securities and Exchange Commission ("SEC"), a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. Each person named in the table below has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock
Melvin C. Payne	1,259,665	6.8%
Joe R. Davis	35,753	*
Stuart W. Stedman(2)	461,308	2.5%
Ronald A Erickson(3)	75,000	*
Mark F. Wilson(4)	369,675	2.0%
Vincent D. Foster	106,347	*
Joseph Saporito	149,833	*
James J. Benard	122,155	*
Charles D. Sidun	37,277	*
George Klug	91,480	*
All directors and executive officers as a group (10 persons)	2,708,493	14.3%

*
Indicates less than one percent.

(1)
The ownership of shares of Common Stock shown in the table includes shares which may be acquired within 60 days upon exercise of outstanding stock options granted under our stock option plans by each of the persons and groups, as follows: Mr. Payne—300,000 shares granted on 12-22-00, and 60,000 shares granted on 2-11-02; Mr. Davis—6,000 shares granted on 5-18-04; Mr. Stedman—50,000 shares granted on 12-22-00, 6,000 shares granted on 5-7-02, 6,000 shares granted on 5-13-03, and 6,000 shares granted on 5-18-04; Mr. Erickson—50,000 shares granted on 12-22-00, 6,000 shares granted on 5-7-02, 6,000 shares granted on 5-13-03, and 6,000 shares granted on 5-18-04; Mr. Wilson—50,000 shares granted on 12-22-00, 6,000 shares granted on 5-7-02, 6,000 shares granted on 5-13-03, and 6,000 shares granted on 5-18-04; Mr. Foster—10,000 shares vested (67%) out of 15,000 granted on 11-4-99, 50,000 shares granted on 12-22-00, 6,000 shares granted on 5-7-02, 6,000 shares granted on 5-13-03, and 6,000 shares granted on 5-18-04; Mr. Benard—7,124 shares granted on 6-9-00, 15,000 shares granted on 12-22-00, and 25,000 shares granted on 2-11-02; Mr. Sidun—100 shares granted on 11-19-97, 1,000 shared granted on 3-24-99, and 750 shares vested (25%) out of 3,000 granted on 1-29-04; and Mr. Klug—11,250 shares vested (75%) out of 15,000 granted on 7-27-01, and 20,000 shares granted on 2-11-02.

(2)
Mr. Stedman's holdings include:
  •
  33,998 shares of Common Stock which are held by the Betty Ann Stedman Trust, of which Mr. Stedman is a trustee;
  •
  1,425 shares of Common Stock which are held by the Betty Ann West Stedman Descendants Trust, of which Mr. Stedman is a trustee;
  •
  12,982 shares of Common Stock which are held by the Wesley West Descendants Trust, of which Mr. Stedman is a trustee;
  •
  4,847 shares of Common Stock which are held by the Courtney Lynn Meagher Trust, of which Mr. Stedman is a trustee;
  •
  3,369 shares of Common Stock which are held by the Evan Everett Meagher 1989 Trust, of which Mr. Stedman is a trustee;
  •
  172,708 shares of Common Stock which are held by the Stedman West Family Partnership Ltd. (formerly Wesley West Long Term Partnership), a partnership of which Mr. Stedman serves as the manager of the general partner;
  •
  43,550 shares of Common Stock which are held by the Wesley West Flexible Partnership, a partnership of which Mr. Stedman serves as the managing partner;

    •
    28,500 shares of Common Stock which are held by the Neva and Wesley West Foundation, of which Mr. Stedman is trustee;
    •
    2,150 shares of Common Stock which are held by the Lynn Stedman Meagher Children's 1997 Trust, of which Mr. Stedman is trustee;
    •
    5,605 shares of Common Stock which are held by the Wesley West Stedman 1987 Trust f/b/o Mr. Stedman's minor son;
    •
    3,425 shares of Common Stock which are held by the Stuart W. Stedman, Jr. 1996 Trust f/b/o Mr. Stedman's minor son; and
    •
    2,150 shares of Common Stock which are held by the Stuart W. Stedman Children's 1997 Trust f/b/o Mr. Stedman's children.

(3)
Mr. Erickson's holdings consist of 7,000 shares of Common Stock held by Mr. Erickson's son, David S. Erickson.

(4)
Mr. Wilson's holdings include 238,417 shares of Common Stock held by the Mark F. Wilson and Anne Pedersen Wilson Living Trust; 31,629 shares of Common Stock held by the Wilson Trust B U/A/D 9/9/77 by Francis Wilson; and 31,629 shares of Common Stock held by the Wilson Trust C U/A/D 9/9/77 by Francis Wilson.

Stock Ownership of Certain Beneficial Owners

        As of March 24, 2005, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than directors and executive officers whose beneficial ownership is described in the above table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
First Wilshire Securities Management, Inc.(1) 600 South Lake Street, Suite 100 Pasadena, CA 91106	1,541,440	8.5%
Zazove Associates, LLC(2)(6) 940 Southwood Incline Village, NV 89451	1,344,201	6.9%
Dimensional Fund Advisors, Inc.(3) 1299 Ocean Ave., 11th. Floor Santa Monica, CA 90401	1,262,050	6.9%
William D. Witter, Inc.(4) 153 E. 53rd St., 51st Fl. New York, NY 10022	1,043,200	5.7%
The Northwestern Mutual Life Insurance Company(5)(7) 720 East Wisconsin Avenue Milwaukee, WI 53202	961,475	5.0%

(1)
Based solely on schedule 13F filed with the SEC on December 31, 2004.
(2)
Based solely on schedule 13G filed with the SEC on February 15, 2005.
(3)
Based solely on schedule 13G filed with the SEC on February 9, 2005.
(4)
Based solely on schedule 13G filed with the SEC on January 13, 2005.
(5)
Based solely on schedule 13G filed with the SEC on February 9, 2005.
(6)
Includes the potential conversion of the TIDES convertible preferred securities of Carriage Services Capital Trust, which are convertible into 1,303,801 shares of Common Stock.
(7)
Includes the potential conversion of the TIDES convertible preferred securities of Carriage Services Capital Trust, which are convertible into 961,475 shares of Common Stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        We currently have six directors on our Board who each serve staggered three-year terms. On February 24, 2005, Stuart W. Stedman informed the Board that, for personal reasons, he was not standing for re-election to the Board at the Meeting. Mr. Stedman will continue to serve on our Board until immediately prior to the 2005 Annual Meeting. Based on the recommendation of the Corporate Governance Committee, the Board has reduced its size from six to five directors, effective as of the date of the Meeting. The reduction directly affects Class III of our directors, whose terms expire on the date of the Meeting, which class of directors was reduced in size from two to one. Mr. Stedman and Ronald A. Erickson are the current Class III directors.

        Therefore, at the Meeting, the stockholders will elect one individual to serve as a Class III director for a new three-year term expiring on the date of the 2008 annual meeting and until a successor is duly elected and qualified. Our Corporate Governance Committee has recommended that we nominate Mr. Erickson for re-election at the Meeting to serve as the Class III director for a new three-year term. Proxies may be voted for the Class III director. A biography description for Mr. Erickson is set forth below.

        We recommend that you vote "FOR" the election of the nominee listed in Proposal No. 1 as a Class III Director. The individuals named as proxies will vote the enclosed proxy "FOR" the election of the nominee unless you direct them to withhold your votes for the nominee.

        You may not cumulate your votes in the election of directors. You may withhold authority to vote for the nominee for director. If the nominee becomes unable to serve as a director before the Meeting (or decides not to serve), the individuals named as proxies will vote FOR such other nominees as we may designate as a replacement or substitute for those who become unavailable.

        The following table sets forth the name, age and title of the person who has been nominated for election as a Class III director and our other current directors and executive officers.

Name	Age	Title
Nominee for and Existing Class III Director (Current term expiring at 2005 annual meeting and new term expiring at 2008 annual meeting)
Ronald A. Erickson(2)(3)	68	Director
Existing Class III Director (Term expiring at 2005 annual meeting)
Stuart W. Stedman(1)(2)(3)	47	Director
Continuing Class I Directors (Term expiring at 2006 annual meeting)
Melvin C. Payne	62	Chairman of the Board, Chief Executive Officer, President and Director
Joe R. Davis(1)	62	Director
Continuing Class II Directors (Term expiring at 2007 annual meeting)
Vincent D. Foster(1)(2)(3)	48	Director
Mark F. Wilson	58	Director
Executive Officers who are not Directors
Joseph Saporito	51	Executive Vice President, Chief Financial Officer and Secretary

Charles D. Sidun	50	Senior Vice President of Funeral Operations
James J. Benard	48	Senior Vice President of Sales & Cemetery Operations
George J. Klug	60	Senior Vice President of Information Systems and Chief Information Officer

(1)
Member of Compensation Committee
(2)
Member of Audit Committee
(3)
Member of Corporate Governance Committee

        Set forth below is a brief description of the business experience of the directors and executive officers of our company.

Directors (listed in same order as table set forth above)

        Ronald A. Erickson has been a director of Carriage since it went public in August 1996. Mr. Erickson is Chief Executive Officer of Holiday Companies, Minneapolis, Minnesota, a family business consisting primarily of gasoline/convenience stores and substantial investments in Gander Mountain Company, a publicly traded company engaged in the sporting goods business. Mr. Erickson is also a director (and member of the board's compensation committee) of Andersen Corporation, a privately held manufacturer of windows and patio doors.

        Stuart W. Stedman has been a director of Carriage since it became a public company in August 1996. For the past 20 years, Mr. Stedman has been President of Wesley West Interests, Inc., a management company responsible for various family holdings, including marketable securities, oil, gas and coal properties, ranch lands and urban real estate. Mr. Stedman also serves as a manager and a member of the compensation committee of Strand Energy, L.L.C., a private exploration and production company. Mr. Stedman's service as a director will end immediately prior to the 2005 annual meeting.

        Melvin C. Payne, a management founder of Carriage, has been Chairman of the Board and Chief Executive Officer since December 1996. Prior to that date, he was the President, Chief Executive Officer and a director of Carriage since its inception in 1991. Mr. Payne resumed the additional position of President in December 2000.

        Joe R. Davis has been a director of Carriage since 2003. He has been the Chief Executive Officer and Chairman of the Board of Consolidated Graphics Inc. ("CGX") since he founded it in 1985. Mr. Davis serves on the Executive Committee of CGX's Board of Directors.

        Vincent D. Foster became a director of Carriage in November 1999. Mr. Foster is a Senior Managing Director of Main Street Capital Partners, LLC, a licensed small business investment corporation, and served as Senior Managing Director of Main Street Equity Ventures II, L.P. (and its predecessor firm), a venture capital firm, from 1997 through 2002. Mr. Foster is a director and member of the compensation committee of Quanta Services, Inc., and served as its nonexecutive Chairman of the Board of Directors from February 1998 through May 2002. Mr. Foster is also the nonexecutive Chairman, a director and member of the compensation committee of U.S. Concrete, Inc. Mr. Foster is currently a director of the Houston Chapter of the National Association of Corporate Directors. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States.

        Mark F. Wilson became a director in January 1997 when CNM merged with Carriage. Mr. Wilson served as the President of CNM from 1988 until its merger with Carriage in January 1997, when he became President of our California operations. CNM owned and operated nine Wilson & Kratzer

Funeral Homes and the Rolling Hills Memorial Park Cemetery in Alameda and Contra Costa Counties, California. In connection with the CNM merger, Carriage agreed to increase the Board of Directors by one member and appoint Mr. Wilson as a director. Mr. Wilson served as Senior Vice President of Cemetery Operations for our Western Region from November 2000 until November 2001, at which time Jim Benard became head of our Cemetery Operations, while Mr. Wilson maintained his role as President of our California operations. Mr. Wilson left the Board in 2003 (during which time he maintained Board meeting visitation rights) and was elected to the Board in 2004. Mr. Wilson also serves on the Board of Directors of Mechanics Bank, Richmond, California.

Executive Officers Who Are Not Directors

        Joseph Saporito has been Executive Vice President, Chief Financial Officer and Secretary of Carriage since December 2004, and served as Senior Vice President, Chief Financial Officer and Secretary since September 2002. Mr. Saporito, a certified public accountant, has responsibility for the financial and administrative functions of Carriage. Prior to joining Carriage, he was a partner of Andersen Worldwide and Arthur Andersen LLP for 15 years and served as Division Head of the Houston Commercial Audit Division.

        Charles D. Sidun has been Senior Vice President of Funeral Operations since December 2004. He had served as Regional Vice President and Regional Managing Partner of certain of our subsidiaries since May 2004. Mr. Sidun joined the Carriage organization when he and his family sold the Sidun Funeral Group in Red Bank, New Jersey to Carriage in 1997. From 2000 to 2002, Mr. Sidun operated a yacht charter service, which included a cremated remains scattering service. From 2002 to May 2004, Mr. Sidun was director of sales and administration of a mausoleum project in Keyport, New Jersey, and also owned and operated a property management firm.

        James J. Benard has been Senior Vice President of Sales and Cemetery Operations for Carriage since November 2001. Mr. Benard joined Carriage in 1998 as a Regional Vice President of Sales. He has over 25 years of professional funeral home and cemetery experience. Prior to joining Carriage, he was affiliated with Service Corporation International in various roles for ten years. Mr. Benard is a member of the International Cemetery and Funeral Association.

        George J. Klug has been Senior Vice President of Information Systems and Chief Information Officer of Carriage since May 2002. Before joining Carriage as Vice President of Information Technology in July 2001, Mr. Klug served as Vice President of Information Technology at Allright Corporation from 1997 to 2000. Prior to joining Allright, Mr. Klug served as Vice President of Information Technology for various retail companies, including Oshmans, Sportstown and Zaks.

Organization and Committees of the Board

        During 2004, Carriage's Board met four times and acted by unanimous written consent five times. Each of the directors attended all of the meetings of the Board. The functions of the Audit, Compensation and Corporate Governance Committees of the Board, and the number of meetings held during 2004, are described below.

        The Compensation Committee reviews and makes recommendations to the Board concerning the compensation of Carriage's executive officers and approves grants to all officers and employees under our stock option and incentive plans. The members of the Compensation Committee are Vincent D. Foster, Chairman, Stuart W. Stedman and Joe R. Davis. In 2004, the Compensation Committee held one meeting (and all Committee members were present) and acted by unanimous consent four times. See the report of the Compensation Committee on page 16 of this Proxy Statement. Upon Mr. Stedman's departure from the Board, the Board will determine whether to replace Mr. Stedman on the Compensation Committee.

        The Audit Committee evaluates, appoints and engages Carriage's independent auditors and reviews the plan, scope and results of the audit with the auditors and Carriage's officers. The Audit Committee also reviews with the auditors the principal accounting policies and internal accounting controls of Carriage. The members of the Audit Committee are Vincent D. Foster, Chairman, Stuart W. Stedman and Ronald A. Erickson. The Audit Committee met seven times during 2004, and each member of the Audit Committee was present at all meetings, with the exception of one meeting that Mr. Erickson was unable to attend. See the report of the Audit Committee on page 22 of this Proxy Statement. With Mr. Stedman's departure from the Board, the Board anticipates that Joe R. Davis will replace him on the Audit Committee.

        In 2003, Carriage's Board adopted a new written charter to be the governing instrument for the Audit Committee, which was amended in 2004. A copy of the amended charter is available on our website at http://www.carriageservices.com. The NYSE, upon which our Common Stock is traded, requires that each of its listed companies maintain an independent audit committee. None of the members of our Audit Committee has a relationship with Carriage that may interfere with the exercise of his independence from management or Carriage. No member of our Audit Committee is or has been in the last three years an employee of Carriage or in a business relationship with Carriage. Also, no immediate family member related to a member of our Audit Committee is an executive officer of Carriage or any of its affiliates. See below, under the heading "Corporate Governance Principles," for a specific description of independence which we apply to our independent directors.

        In addition to the independence standard, the NYSE requires that each member of the Audit Committee be financially literate and at least one member must have accounting or related financial management expertise. Each member of our Audit Committee is financially literate. Mr. Foster, the Committee's financial expert, is a certified public accountant with over 19 years of public accounting experience. Currently, Mr. Foster is a managing director of a small business investment corporation for which he reviews and analyzes financial statements as part of his daily functions.

        The Corporate Governance Committee provides oversight with respect to our corporate governance guidelines, which includes reviewing the structure of the full Board and making recommendations regarding the size of the Board and the number and classification of directors. The Corporate Governance Committee also conducts a search for suitable and qualified candidates to serve as directors when the terms of office are up for election at each year's annual meeting of stockholders, and submits the names of candidates for such positions for consideration by the Board. The members of the Corporate Governance Committee are Stuart W. Stedman, Chairman, Vincent D. Foster and Ronald A. Erickson. The Corporate Governance Committee met once in 2004 (and all Committee members were present) and did not take any action by unanimous consent. Upon Mr. Stedman's departure from the Board, the Board will appoint a new Chairman of the Corporate Governance Committee and determine whether to replace Mr. Stedman on such committee.

        Until 2004, the Board had an executive committee. Its membership was reduced to one at the beginning of 2001, and the Board determined that it would suspend any activities of the executive committee for so long as it only had one member. This proved to be the case through 2004, at which time the Board formally dissolved the executive committee. Under our bylaws, the Board has the option to reconstitute the executive committee at any time in the future.

Corporate Governance Guidelines

        We have long been committed to integrity, reliability and transparency in our disclosures to the public. In early 2003, before the corporate governance listing standards of the NYSE and adopted regulations of the Securities and Exchange Commission (the "SEC") became effective, we adopted new charters for our Board committees, a set of corporate governance guidelines, and a code of business conduct and ethics for our directors, officers and employees, and we moved to increase the independence of our Board members. In 2004, following the final release of the NYSE and SEC rules, we amended the committee charters and corporate governance guidelines, and the corporate governance guidelines and the charter for the Corporate Governance Committee were again modified in early 2005. All of these materials as well as our code of business conduct and ethics are accessible through the Investor Relations Section of our website at http://www.carriageservices.com, or you may receive copies without charge by writing to us at Carriage Services, Inc., 1900 St. James Place, 4th Floor, Houston, Texas 77056, Attn: Investor Relations.

        Independence.    Our corporate governance guidelines require that our Board composition comply with the NYSE rules, including the requirement that a majority of our Board consist of independent directors. Under the NYSE rules, a director qualifies as "independent" if the Board determines that he or she has no material relationship with Carriage (either directly or as a shareholder, partner or officer of an organization that has a relationship with Carriage). Further, under the NYSE guidelines, a director will not be considered independent if:

  •
  The director is, or in the past three years has been, an employee of Carriage, or has an immediate family member who is or in the past three years has been, an executive officer of Carriage;

  •
  The director or an immediate family member (other than an immediate family member who is a non-executive employee) receives, or in the past three years has received, more than $100,000 per year in direct compensation from Carriage (other than director fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service);

  •
  The director is, or in the past three years has been, affiliated with or employed by, or has an immediate family member who is or in the past three years has been, affiliated with or employed in a professional capacity by a present or former auditor of Carriage;

  •
  The director is, or in the past three years has been, an executive officer, or has an immediate family member who is, or in the past three years has been, an executive officer of another company where any of Carriage's present executives serves on that company's compensation committee; or

  •
  The director is, or in the past three years has been, an executive officer or an employee, or has an immediate family member who is, or in the past three years has been, an executive officer of another company that makes payments to, or receives payments from, Carriage for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

        Our Corporate Governance Committee reviewed our Board composition in early 2005, and determined that four of six of our directors meet the independence standards set forth above. With the reduction in Board size that will occur simultaneously with the Meeting, this ratio will become three of five if our current nominee is elected to the Board at the Meeting, which will mean that a majority of our Board will continue to meet the independence standards set forth by the NYSE. In addition, all directors serving on our Audit, Compensation and Corporate Governance Committees satisfy these independence requirements.

        Executive Sessions; Lead Director.    In accordance with our corporate governance guidelines, the non-management directors routinely (at least quarterly) meet in executive session, outside of the presence of management directors or other members of management, both with the independent auditors and then without anyone else present. At present, Mr. Stedman, Chairman of the Corporate Governance Committee, presides over these executive sessions. In connection with the 2005 amendments to our corporate governance guidelines, the Board established the position of Lead Director, who is required to be qualified as independent and will be appointed by a majority of the non management directors. The Lead Director's role is to facilitate the functioning of the Board independently of management and to enhance the quality of the Board's governance. The Lead Director is required to be a member of the Corporate Governance Committee and, among other things, will preside at the executive sessions of the non-management directors. The non-management directors have not yet appointed the Lead Director but are expected to do so at the next regular Board meeting following the 2005 Annual Meeting.

        Board Composition.    The Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. Nominees for directorship will be selected by the Corporate Governance Committee in accordance with the policies and principles in its charter. The Corporate Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate an ability to make a meaningful contribution to the Board's oversight of our business and affairs and have a reputation for ethical conduct. Nominees for director will include individuals who, taking into account their diversity, age, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board's ability to manage and direct our affairs and business. No director may serve on more than five other public company boards or on the audit committee for more than three other public companies. We have not established term limits as we do not wish to risk losing the contribution of directors who have been able to develop, over a period of time, increasing insight into our business and operations. However, we have determined that no director may be nominated to a new term if he or she would be age 75 or older at the time of the election.

        The Corporate Governance Committee identifies candidates by asking our current directors and executive officers to notify the Committee if they become aware of individuals who meet the criteria described above. The Corporate Governance Committee has the authority to engage firms that specialize in identifying director candidates, although we have not heretofore engaged such a firm. The Corporate Governance Committee will also consider candidates recommended by stockholders. Once the Corporate Governance Committee has identified a potential candidate, the Committee collects and reviews available information regarding the individual, and if the Committee determines that the candidate warrants further consideration, the Committee Chair or another Committee member will contact the person. Generally, if the individual expresses a willingness to be considered for election to the Board, the Corporate Governance Committee will request information from the candidate, review the individual's qualifications, and conduct one or more interviews with the candidate. When the Corporate Governance Committee has completed this process, it tenders its recommendation to the full Board for consideration.

        Although we have operated in the past with six or more members on the Board, we believe that, after the re-election of Mr. Erickson at the 2005 Annual Meeting and based on the applicable independence standards, the Board will be at an appropriate size to guide our business. Following the 2005 Annual Meeting, the Corporate Governance Committee intends to consider the Board size and whether and under what circumstances it may be appropriate to seek out and evaluate one or more potential candidates to serve on the Board. If the Corporate Governance Committee identifies any such candidates and makes any recommendations to the Board, and if the Board accepts any such recommendations, the Board's size may at that time be increased to accommodate the addition of one or more such candidates.

        Board's Interaction With Stockholders.    Our Chief Executive Officer and other corporate officers are responsible for establishing effective communications with our stockholders. It is our policy that management speaks for Carriage. This policy does not preclude independent directors from meeting with stockholders, but where appropriate, management should be present at such meetings. Stockholders may submit communications to directors by writing in care of Carriage Services, Inc., 1900

St. James Place, 4th Floor, Houston, Texas 77056; Attn: Joseph Saporito, Executive Vice President and Secretary.

        Board and CEO Evaluation.    In 2004, we instituted an annual process for the Board and each Committee to perform self-evaluations. These are conducted through written questionnaires compiled on a confidential basis by the Chairman of the Corporate Governance Committee with summary results presented to the full Board annually. In addition, the Compensation Committee performs an annual evaluation of the Chief Executive Officer's performance. As part of the long-range planning, the Corporate Governance Committee is charged with evaluating Chief Executive Officer succession, both in the event of emergency and upon retirement.

        Business Conduct and Ethics.    Our code of business conduct and ethics requires all of our directors, officers and employees to adhere to certain basic principles to uphold our mission to be the most professional, ethical and highest quality funeral and cemetery service organization in the death care industry. Our code requires them to comply with the law, avoid conflicts of interest, compete fairly and honestly, maintain a safe and healthy work environment, and preserve company assets. We do not presently believe that there would be any occasion requiring any changes in or waivers under the code, but in the event of exceptional circumstances in which such a change or waiver becomes necessary, it would require Board approval and, where appropriate, prompt public disclosure. Our code includes specific compliance procedures and a mechanism for reporting violations through our Human Resources Department. You can access our code of business conduct and ethics on our website at http://www.carriageservices.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Carriage's directors and executive officers, and persons who own more than 10% of a registered class of Carriage's equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of Carriage on Forms 3, 4 and 5. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Carriage with copies of all Forms 3, 4 and 5 they file.

        Based solely on a review of the copies of such reports furnished to Carriage or written representations that no other reports were required, Carriage believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during 2004.

CERTAIN TRANSACTIONS

        Mark Wilson is a prior owner of a business that Carriage acquired in 1997. As an incentive, we entered into an arrangement with him to pay him 10% of the amount by which the annual field level cash flow exceeds predetermined targets on certain businesses in his geographic region through 2006, with a final payment in 2007 equal to a multiple of six times the average of the last three years' payments. The business purpose of the arrangement was to incentivize Mr. Wilson to provide Carriage with high quality acquisition targets and to have input in the competitive strategies of those businesses post acquisition so that cash flows grow over time. The incentives earned by Mr. Wilson totaled approximately $110,000 for 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding the compensation for the years ended December 31, 2004, 2003 and 2002, with respect to the Chief Executive Officer and the four other most highly compensated executive officers of Carriage whose total annual salary and bonus during 2004 exceeded $100,000 (collectively, the "Named Executive Officers").

	Annual Compensation									Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation(1)	Restricted Stock Awards(2)		Securities Underlying Options	All Other Compen- sation(3)
Melvin C. Payne Chairman of the Board, Chief Executive Officer and President	2004 2003 2002	$ $ $	400,000 399,808 375,000	$ $ $	300,000 190,000 200,000	(4)	— — —	$ $	299,400 — 277,900	— — —	$ $ $	23,453 21,075 16,061
Joseph Saporito Executive Vice President, CFO and Secretary	2004 2003 2002	$ $ $	259,615 239,885 63,173	$ $ $	180,000 120,000 30,000	(4)	— — —	$ $	224,550 466,000 —	— — —	$ $ $	3,152 1,153 87
Charles D. Sidun(5) Senior Vice President of Funeral Operations	2004 2003 2002	$ $ $	152,015 27,259 8,667	$ $	40,000 320 —		— — —		$149,700 — —	— 3,000 —	$ $ $	448 42 79
James J. Benard Senior Vice President-Sales & Cemetery Operations	2004 2003 2002	$ $ $	209,808 200,000 200,000	$ $ $	90,000 50,000 50,000		— — —	$ $	149,700 — 79,400	— — —	$ $ $	2,995 1,316 2,710
George J. Klug Senior Vice President Chief Information Officer	2004 2003 2002	$ $ $	179,712 164,885 149,962	$ $ $	90,000 70,000 20,000		— — —	$ $	149,700 — 99,250	— — —	$ $ $	1,361 1,013 621

(1)
Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(2)
Represents the value of Common Stock issued to the Named Executive Officer at the time of grant based upon the closing price of a share of Common Stock on the grant date. All stock grants for the 2004 year were granted effective February 3, 2005 when the price was $4.99 per share, as follows: Mr. Payne—60,000 shares; Mr. Saporito—45,000 shares; and Messrs. Sidun, Benard and Klug—30,000 shares each. Mr. Saporito's stock grant for the 2003 year covering 100,000 shares was effective January 29, 2004, when the price was $4.66 per share. All stock grants for the 2002 year were granted effective January 9, 2003 when the price was $3.97 per share, as follows: Mr. Payne—70,000 shares; Mr. Benard—20,000 shares; and Mr. Klug—25,000 shares. The Common Stock grants vest 25% per year beginning on the first anniversary of the date of grant.

(3)
Each of the amounts in this column reflect contributions by Carriage to its 401(k) Plan for the executive's benefit plus payment or reimbursement of life insurance premiums where the Company was not the named beneficiary.

(4)
Includes a one-time transaction bonus of $100,000 for Mr. Payne and $50,000 for Mr. Saporito associated with completion of the $130 million senior note offering. See "Compensation Committee Report on Executive Compensation—Bonuses for Named Executive Officers for 2004."

(5)
Mr. Sidun became a Named Executive Officer in December 2004 when he was promoted to Senior Vice President of Funeral Operations.

Stock Option Grants in 2004

        We have four stock incentive plans:

  •
  the 1995 Stock Incentive Plan (the "1995 Plan");

  •
  the 1996 Stock Incentive Plan (the "1996 Plan");

  •
  the 1996 Directors' Stock Option Plan (the "Directors' Plan"); and

  •
  the 1998 Stock Option Plan for Consultants (the "Consultants Plan").

        A total of 1,450,000 shares of Common Stock are reserved for issuance under the 1995 Plan, 1,300,000 shares of Common Stock are reserved for issuance under the 1996 Plan, 350,000 shares of Common Stock are reserved for issuance under the Directors' Plan (but see Proposal II to increase that number to 425,000 shares of Common Stock), and 15,000 shares of Common Stock are reserved for issuance under the Consultants Plan (which was reduced from 30,000 shares in early 2005). Options issued under the 1995 Plan and the 1996 Plan may be either "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Options issued under the Directors' Plan and Consultants Plan are non-qualified stock options.

        No Named Executive Officer received a grant of options or exercised options during the year ended December 31, 2004.

2004 Option Exercises and Year-End Option Holdings

        The following table sets forth, with respect to the Named Executive Officers, information concerning the exercise of stock options during the year ended December 31, 2004, and the year-end value of unexercised options:

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised Options Held at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Melvin C. Payne	—	—	360,000	—	$1,023,450	$—
Joseph Saporito	—	—	—	—	$—	$—
James J. Benard	—	—	47,124	—	$75,249	$—
George J. Klug	—	—	31,250	3,750	$3,400	$—
Charles D. Sidun	—	—	1,100	3,000	$—	$840

(1)
The value of unexercised options is based on the closing price of the stock on the NYSE at December 31, 2004 of $4.94.

Equity Compensation Plan Information

        The following table provides information about our Common Stock that may be issued under equity compensation plans as of December 31, 2004:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares Reflected in the First Column)
Equity compensation plans approved by security holders(1)	1,710,000	$3.64	555,000
Equity compensation plans not approved by security holders(2)	—	—	—

TOTAL	1,710,000	$3.64	555,000

(1)
Reflects options under our 1995 Plan, 1996 Plan, Directors' Plan and Consultants Plan, all of which have been approved by our stockholders. Does not include 1,032,000 shares which remain available under our 1997 Employee Stock Purchase Plan.

(2)
Does not include fees that directors from time to time elect to receive in our Common Stock in lieu of cash. See "Compensation of Directors" below.

Compensation of Directors

        We compensate our directors through cash payments, including quarterly retainers and meeting attendance fees, and through stock options.

        Each "outside director" is entitled to an annual retainer of $20,000, payable quarterly. A director qualifies as outside if that director either is an independent director or is not an employee of our parent corporation or any subsidiary; currently, outside directors consist of Messrs. Stedman, Erickson, Foster and Davis. In addition, the Chair of the Audit Committee (who is required to be an independent director, currently Mr. Foster) receives an annual grant of 5,000 fully vested shares of our Common Stock.

        As a general rule, each outside director is entitled to $1,000 for each regular or special meeting of the full Board attended in person, and $500 if attended by phone. In addition, Audit Committee members receive $1,500 for each committee meeting held in person and $1,000 for each such meeting held by phone, except that those amounts are reduced by one-half if the committee meeting occurs on the same day as a full Board meeting. Members of the other committees receive $750 for each committee meeting held in person and $500 for each such meeting held by phone. The amounts are $1,125 and $750, respectively, for the chair of such committees, and no attendance fees are payable for these other committees for a meeting that occurs on the same day as a full Board meeting.

        Outside directors have the ability to elect to receive all or any portion of the cash retainer and attendance fees in shares of our Common Stock, based on the fair market value thereof as of the date the amount is earned. Currently, Mr. Davis receives 100% of his fees in Common Stock, Mr. Stedman receives 60%, Mr. Foster receives 50%, and Mr. Erickson receives no portion of his fees in Common Stock.

        We also have the ability to issue discretionary options and restricted stock grants under the Directors' Plan. The eligibility to receive options and grants is broader than the definition of outside directors, by including all directors who are not executive officers of our parent corporation, but who may be employees ("eligible directors"). At present, eligible directors under the Directors Plan include Messrs. Stedman, Erickson, Foster, Davis and Wilson. Each grant under the Directors Plan must be approved by (1) at least two-thirds of all members of the entire Board, and (2) a majority of all members of the Board who are not eligible to receive options under the Directors' Plan. In addition, shares issued upon exercise of options granted under the Directors' Plan may not, without Board approval, be sold or disposed of within six months following the date of grant.

        There are an aggregate of 350,000 shares of Common Stock reserved for issuance under the Directors' Plan (but see Proposal II to increase that number to 425,000 shares of Common Stock). In May 2004, Messrs. Stedman, Foster, Wilson and Davis were each granted an option to purchase up to 6,000 shares of our Common Stock.

Employment Agreements

        Effective November 8, 1999, we entered into an employment agreement with Melvin C. Payne. The employment agreement with Mr. Payne has an initial term of approximately five years with an evergreen two-year extension continuing after the first three years of the employment agreement unless either Carriage or Mr. Payne gives 90 days notice of termination. Pursuant to this agreement, Mr. Payne is entitled to receive a base salary of not less than his current level of $415,000 per year, and a bonus to be determined on an annual basis by the Board of Directors. If Mr. Payne is terminated without cause during the term of the agreement, he will receive a monthly severance payment until the end of the term as if he had not been terminated plus a proportionate amount of the bonus earned for the year of termination. Such monthly severance payment would be equal to the average monthly amount (including salary and bonus) earned by Mr. Payne during the three calendar years prior to his termination. During the period that Mr. Payne receives the monthly severance payment, he also would be entitled to participate in any employee benefit plans or programs in which he was participating at the time of his termination. In addition, the agreement contains a covenant prohibiting Mr. Payne from competing with Carriage during the period he is receiving compensation under his agreement, provided, however, that following termination of employment, he may elect to forego certain severance payments which he would be entitled to under the employment agreement and thereafter would not be prohibited from competing with us. In addition, the agreement contains customary benefits and perquisites.

        Carriage is also a party to separate employment agreements with Joseph Saporito, James J. Benard, George J. Klug and Charles D. Sidun dated effective September 16, 2002, January 1, 2001, May 7, 2002 and December 10, 2004, respectively, providing for annual base salaries to them that are currently $270,000, $220,000, $190,000 and $225,000, respectively, plus certain benefits including but not limited to eligibility for a year-end bonus based on performance, eligibility for Common Stock-related grants, and other benefits generally available to employees. Their agreements extend through September 30, 2005, December 31, 2006, December 31, 2007 and December 31, 2009, respectively, and each agreement may sooner terminate with no further obligation of Carriage for additional payments upon the death or disability of the employee or his termination from employment for cause. If the employee is terminated without cause, Carriage is obligated to continue to pay the employee his salary and provide benefits for a period of one year. Each such employee has agreed that for a certain period following the termination of his employment agreement, he will not compete with Carriage and will not induce any employees of Carriage to leave Carriage. In addition, if Carriage undergoes a "Corporate Change" (as defined in our 1996 Plan) and either Mr. Saporito or Mr. Klug leaves our employment, then he would be entitled to receive compensation and benefits for a specified period or until the remainder of his contract term, whichever is longer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee (the "Committee") is responsible for recommending compensation arrangements for our Chief Executive Officer, approving compensation arrangements for other executive officers, making recommendations with respect to employee benefit plans, making grants under the 1995 Plan and the 1996 Plan and administering the 1997 Employee Stock Purchase Plan. Each member of the Committee is independent of Carriage within the meaning of the NYSE corporate governance guidelines.

        The goal of the Committee is to enhance performance and maximize stockholder value through, among other things, establishing appropriate compensation levels and incentives for our senior management team. The Committee believes that compensation levels should be tied to performance on both an individual and corporate level so that management will be properly motivated to achieve Carriage's annual and long term performance goals and to maximize stockholder value. Our executive compensation policies are designed to:

  •
  Allow us to attract and retain qualified executives with the leadership and other skills needed by Carriage at this stage in its development;

  •
  Provide strong incentives to achieve our annual and long term performance goals, with rewards for both individual and corporate performance; and

  •
  Solidly align the interests of management with those of the stockholders.

        Each year, the Committee takes an individualized approach to implement these policy goals, which includes a review of base salary as well as consideration of annual incentives, which may consist of one or a combination of cash bonuses, stock options, restricted stock grants and other incentives. The emphasis since 2003 has been focused on cash incentives and restricted stock awards. The Compensation Committee again reviewed the compensation structure for the management team in January 2005 and authorized salary increases, cash bonuses and restricted stock grants to the senior management team, all as further described below.

Base Salaries

        The base salaries for each of our executive officers are determined on an individual basis, taking into account such factors as the duties and levels of responsibility of the individual and compensation levels set by other companies within the industry, as well as other companies in the service sector of comparable revenue size. The Committee believes that maintaining a reasonable base salary structure is necessary to attract and retain talented executives.

        In early 2004, we realigned our human resources functions among Carriage's corporate staff. In mid-2004, Charles Sidun assumed the duties of one of our regional managing partners, and in December, he was elevated to the position of Senior Vice President of Funeral Operations, a role which Mr. Payne had effectively held since mid-2003. Consequently, at the end of 2004, our senior management team consisted of Messrs. Payne, Saporito, Sidun, Benard and Klug. The Committee carefully considered Carriage's performance in 2004, the performance of the senior management team as a whole and that of each officer, the duties and responsibilities of the team, and the Committee's perception of annual adjustments in executive compensation among peer groups, following which the Committee approved base salary increases in early 2005 averaging 3.5% for the senior management team. There was no adjustment in Mr. Sidun's base salary from the amount set in December when he was elevated to his current position, although at that time he did receive an increase from his previous salary as regional managing partner.

Bonuses for Named Executive Officers for 2004

        As part of the performance review process described above, the Committee evaluated the appropriate levels of bonuses which should be considered for each executive officer. The approach in January 2005 was essentially the same as for the previous two years. The performance for each individual in 2004 and his area of responsibility was measured against the goals set for that executive at the beginning of the year, and then the Committee approved cash bonuses to the individuals as a percentage of base salary based upon how the Committee felt those objectives had been achieved. The Committee approved cash performance bonuses averaging 43% of the executives' 2004 base salary level, and these are reflected in the Summary Compensation Table. Mr. Sidun's bonus level for 2004 was lower than the others, reflecting the fact that he assumed the role of regional managing partner in May and Senior Vice President of Funeral Operations in December; when excluding his bonus and salary, the cash performance bonuses averaged 49% of 2004 base salary levels for the remainder of the senior management team.

        In January 2005, Carriage successfully completed the offering of its $130 million in aggregate principal amount of 7.875% Senior Notes due 2015, a process which began in late 2004. Carriage used the proceeds from the offering to pay in full the principal, interest and make-whole premium on the Company's existing senior notes due in 2006 and 2008, to bring current the accrued but unpaid interest under its TIDES preferred securities that have been deferred since September 2003, and to repay all outstanding borrowings under its existing revolving credit facility and permit it to obtain a new senior secured credit facility, among other uses. It was a culmination of a five-year effort to achieve the Fresh Start goal of re-accessing the capital markets to reduce perceived refinancing risks, afford Carriage enhanced financial flexibility, and reposition the Company for growth. In recognition of this success, the Committee also awarded Messrs. Payne and Saporito a one-time transaction bonus of $100,000 and $50,000, respectively.

Restricted Stock Grants for 2004

        Within the last few years, the Committee has focused on increasing the senior management team's ownership in Carriage through restricted stock awards. In 2003 we awarded a total of 160,000 shares to five of the six executive officers, and in 2004 we authorized the grant of 100,000 restricted shares to Mr. Saporito. As part of the annual review process in early 2005, the Committee authorized restricted stock grants to the senior management team for a total of 195,000 shares of Common Stock. These shares are subject to forfeiture if the executive leaves before the shares are vested. All awards have a vesting schedule of 25% per year on the first through fourth anniversaries of the February 3, 2005 grant date, when our stock price was $4.99 per share. These shares were issued under our 1996 Plan and are consequently registered on Form S-8, but unvested shares are held in escrow pending satisfaction of vesting requirements. The amount of restricted stock grants were as follows:

Name	No. of Shares
Melvin C. Payne	60,000
Joseph Saporito	45,000
James J. Benard	30,000
Charles D. Sidun	30,000
George J. Klug	30,000

        The Committee did not authorize the issuance of any stock options to any of our executive officers in 2003, 2004 or 2005 (other than options granted to Mr. Sidun before he became an executive officer), reflecting the Committee's view that as a general rule, restricted stock grants provide better incentives in aligning management with long-term enhancement of stockholder value.

Compensation Policies for the Chief Executive Officer

        Melvin C. Payne has served as our Chief Executive Officer since Carriage was founded in 1991. He assumed the additional title of Chairman of the Board in December 1996. Mr. Payne took on the additional responsibilities as President at the end of 2000. Mr. Payne also led our funeral operations from the third quarter of 2003 until the end of 2004, when Mr. Sidun became Senior Vice President of Funeral Operations.

        Under our charter, the Committee recommends compensation for the Chief Executive Officer for approval by the full Board. In 2004, at Mr. Payne's request, the Committee recommended that Mr. Payne's base salary remain unchanged at $400,000 per year. In 2005, the Committee recommended an increase of 3.75% in Mr. Payne's salary level to $415,000 per year. The Committee also undertook a review of Mr. Payne's performance in 2004, and based upon the objectives he achieved, the Committee felt that it was appropriate to award Mr. Payne a cash performance bonus of $200,000, or 50% of his base salary level, slightly higher than Mr. Payne's cash bonus for the previous year. As described above, the Committee also authorized a one-time transaction bonus of $100,000 for Mr. Payne's efforts in completing the $130 million senior note offering, which repositioned the Company for growth.

                      Compensation Committee

                      Vincent D. Foster, Chairman
                      Stuart W. Stedman
                      Joe R. Davis

COMPARATIVE STOCKHOLDER RETURN

        The following graph compares on a cumulative basis the percentage change during the last five fiscal years in the total stockholder return on (i) our Common Stock, (ii) the Standard & Poor's 500 Stock Price Index, (iii) the Russell 2000 Index, (iv) a new peer group index of three companies in the death care industry (Service Corporation International, Stewart Enterprises, Inc. and Alderwoods Group, Inc.), and (v) a peer group index of the two companies in the death care industry that were publicly traded throughout the entire five-year period (Service Corporation International and Stewart Enterprises, Inc.). We are replacing the Standard & Poor's 500 Stock Price Index with the Russell 2000 Index because we believe our market capitalization and other characteristics more closely resemble the companies in the Russell 2000 Index. We are including in the new peer group Alderwoods Group, which began trading as a public company in 2002 and is included in the new peer group beginning as of the end of that year. This graph assumes that the value of an investment in our Common Stock and in each index was $100 on December 31, 1999. The returns for each company in the Peer Group are weighted according to its stock market capitalization for which a return is indicated.

Comparison of 5 Year Cumulative Total return* Among Carriage Services, Inc., the S&P 500 Index,
The Russell 2000 Index, a New Peer Group and an Old Peer Group

	Comparison of Stockholder Returns
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Carriage Services, Inc.	$100.00	$26.32	$88.75	$67.03	$62.31	$83.19
S&P 500 Index	$100.00	$90.89	$80.09	$62.39	$80.29	$89.02
Russell 2000	$100.00	$96.98	$99.39	$79.03	$116.38	$137.71
New Peer Group	$100.00	$28.46	$83.56	$62.25	$91.03	$120.36
Old Peer Group	$100.00	$28.46	$83.56	$62.25	$87.07	$116.81

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        At December 31, 2004, the members of the Compensation Committee were Vincent D. Foster, Chairman, Stuart W. Stedman and Joe R. Davis. No member of the Compensation Committee was an officer or employee of Carriage at any time during 2004.

        During 2004, no executive officer or employee of Carriage served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Carriage.

PROPOSAL NO. 2
AMENDMENT OF THE 1996 DIRECTORS' STOCK OPTION PLAN

Amendment to Increase Authorized Shares

        On February 24, 2005, the Board of Directors approved an amendment to the Second Amended and Restated 1996 Directors' Stock Option Plan (the "Directors' Plan"), to increase the number of shares available for issuance thereunder from 350,000 to 425,000 shares. The amendment, a copy of which is attached as Appendix A, is subject to approval by the stockholders at the Meeting.

        The Directors' Plan originally became effective in 1996 before Carriage became a public company. Its purpose is to promote the interest of the Company and its stockholders by helping to award and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Under the Directors' Plan, the Company may from time to time grant to those directors of the Company who are not executive officers of the Company the option to purchase shares of Common Stock of the Company, subject to the approval of the requisite number of directors.

        As of March 24, 2005, a cumulative total of 305,000 shares had been issued in the form of stock options through the Directors' Plan, leaving 45,000 shares remaining available for future issuance. The Board felt that the Directors' Plan served many worthwhile purposes and should be continued, but its availability was estimated to reach the 350,000 level in 2005, a year before the Directors' Plan is set to expire. The Board has therefore authorized the increase in availability to 425,000 shares to provide for ample opportunity for the Directors' Plan to continue to function through its natural life.

        The affirmative vote of a majority of the voting power of the shares of capital stock present or represented by proxy at the Meeting will be required to approve this proposal. We recommend that you vote "FOR" this proposal to amend the 1996 Directors' Stock Option Plan.

Summary Description of the 1996 Directors' Stock Option Plan

        The terms of the Directors' Plan, including the proposed amendment described above, are summarized below:

        (1)   Authorized Shares.    The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Directors' Plan is 425,000 shares, after giving effect to the amendment. Shares issuable pursuant to the Directors' Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose.

        (2)   Eligibility.    A director who is not an executive officer is eligible to participate in the Directors' Plan (hereinafter an "Eligible Director").

        (3)   Stock Options.    Options issued under the Directors' Plan will be issued to such Eligible Directors, in such amounts and subject to such vesting requirements as shall be approved by at least two-thirds of all members of the entire Board and by a majority of all members of the Board who are not Eligible Directors. Shares issued upon exercise of options granted under the Directors' Plan may not, without Board approval, be sold or disposed of within six months following the date of grant.

        (4)   Terms of Option Grants.    All stock options granted under the Directors' Plan are non-qualified stock options not entitled to special tax treatment under Section 422 of the Code, and have a term of ten years from the date of grant. The exercise price of all stock options granted under the Directors' Plan will be the "fair market value" of the Common Stock on the date of grant. Fair market value, as of any date, means the closing price of the Common Stock on such date, as reported on the New York Stock Exchange (or any other exchange that the Common Stock shall then be traded). The number of shares covered by each option and the exercise price per share will be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by the Company.

        (5)   Termination After Death, Disability or Change of Control.    Regardless of any vesting requirements set forth in any award agreement, all options granted under the Directors' Plan will become fully vested and exercisable in full if an Eligible Director's membership on the Board terminates by reason of death or disability or upon the occurrence of a "Change of Control" while a director is a member of the Board of Directors. The Directors' Plan provides that a Change of Control occurs (i) if the Company is dissolved and liquidated, (ii) if the Company is not the surviving entity in any merger, consolidation, or reorganization, (iii) if the Company sells, leases or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets, (iv) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) if, after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors. Upon involuntary termination of an Eligible Director's membership on the Board of Directors, the Eligible Director will have three months (12 months if such termination is by reason of death or disability) to exercise his or her options, but only to the extent such options are vested as of the date of such termination.

AUDIT COMMITTEE REPORT

        As members of the Audit Committee of the Board of Directors, we are responsible for helping to ensure the reliability of Carriage's financial statements. In keeping with this goal, the Audit Committee operates according to a written charter approved by the Board of Directors. A new charter was adopted in 2003 and amended in 2004. A copy of the amended charter was included as Appendix A to the proxy statement for the 2004 annual meeting.

Review and Discussions

        The Audit Committee has reviewed and discussed Carriage's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard Nos. 61 and 90. Additionally, the Audit Committee has received the written disclosures and the letter from the independent auditors at KPMG LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

        In an effort to maintain the auditor's independence, the Audit Committee has considered whether KPMG LLP's rendering of non-audit services is compatible with maintaining its independence. We have concluded that the rendering of both audit and tax services does not result in a conflict, principally because of the value of the tax fees relative to the audit fees.

Audit Fees

        The fees billed for services by KPMG LLP during 2003 and 2004 related to the financial statement audits and reviews of quarterly financial statements filed in the reports on Form 10-Q totaled $204,500 and $245,000, respectively.

Selection for 2005

        The Audit Committee expects to reappoint KPMG LLP as the independent public accounting firm to audit our financial statements for the fiscal year ending December 31, 2005 at its next regularly scheduled meeting. Representatives of KPMG LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit-Related Fees

        KPMG LLP billed Carriage $18,500 for audit-related services during 2004. KPMG LLP did not bill Carriage for audit-related services during 2003.

Tax Fees

        KPMG LLP billed Carriage $4,500 and $23,418 for state income tax consulting services during 2003 and 2004, respectively.

All Other Fees

        There were no fees billed to Carriage by KPMG LLP for professional services other than audit fees, audit-related fees and tax fees.

Pre-Approval Policy for Services of Independent Auditors

        As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors' independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Recommendation to Include Audited Financial Statements in Annual Report

        Based on the Audit Committee's discussions with management and the independent accountants, and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, with the SEC.

                      Audit Committee

                      Vincent D. Foster, Chairman
                      Stuart W. Stedman
                      Ronald A. Erickson

OTHER BUSINESS

        Management does not intend to bring any other business before the Meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER'S PROPOSALS

        Proposals of stockholders intended to be presented at the next annual meeting of stockholders and included in our proxy statement for that meeting, and which are otherwise eligible, must be received by the Secretary of Carriage (at the address indicated on the first page of this Proxy Statement) no later than December 1, 2005, to be included in Carriage's proxy material and form of proxy relating to that meeting. A stockholder proposal not intended to be included in Carriage's proxy statement but intended to be presented at Carriage's next annual meeting of stockholders will be considered untimely and not considered at that meeting if received by us after February 15, 2006.

ADDITIONAL INFORMATION

Annual Report

        The Annual Report to Stockholders for the year ended December 31, 2004 is being mailed to all stockholders entitled to vote at the Meeting. The Annual Report to Stockholders does not form any part of the proxy soliciting materials. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, are available without charge to stockholders through the Investor Relations Section of our website at http://www.carriageservices.com or upon request to Joseph Saporito, Executive Vice President and Secretary, Carriage Services, Inc., 1900 St. James Place, 4th Floor, Houston, Texas 77056.

Number of Proxy Statements and Annual Reports

        Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to stockholders who have the same address unless we receive a request that the stockholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting stockholder.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

                      By Order of the Board of Directors

                      Joseph Saporito
                       Executive Vice President, Chief
                      Financial Officer and Secretary

Houston, Texas
April 12, 2005

APPENDIX A

CARRIAGE SERVICES, INC.

Amendment No. 1
to Second Amended and Restated
1996 Directors' Stock Option Plan
(Effective February 24, 2005)

        THIS AMENDMENT NO. 1 (this "Amendment") to the Second Amended and Restated 1996 Directors' Stock Option Plan (as heretofore amended and restated, the "Plan"), of CARRIAGE SERVICES, INC., a Delaware corporation (the "Company"), adopted effective February 24, 2005;

        WHEREAS, the Company originally adopted the Plan (then known as the 1996 Nonemployee Directors' Stock Option Plan) effective July 18, 1996, and then amended and restated the Plan effective as of January 7, 1997, and then amended and restated the Plan a second time on February 25, 2000; and

        WHEREAS, the Board of Directors of the Company has proposed that the Plan be further amended as hereafter described;

        NOW, THEREFORE, the Plan shall be amended as follows:

        1.     Defined Terms. Capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

        2.     Amendment. The first sentence of Paragraph IV of the Plan is hereby amended in its entirety so that, as amended, the first sentence of said Paragraph IV shall read as follows:

  "The aggregate number of shares that may be issued under Options granted under the Plan shall not exceed 425,000 shares of Stock."

        4.     Effectiveness of Amendment. The amendment to the Plan evidenced by this Amendment shall be effective as of February 24, 2005, provided that such amendment is approved by the stockholders of the Company on or before September 30, 2005.

        5.     Ratification. As amended hereby, the Plan in hereby ratified and confirmed.

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

May 10, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

					FOR	AGAINST	ABSTAIN
1.	ELECTION OF ONE CLASS III DIRECTOR for a three-year term ending at the 2008 Annual Meeting of Stockholders.		2.	Amend 1996 Directors' Stock Option Plan to increase shares available to 425,000.	☐	☐	☐
	NOMINEES:
☐ FOR THE NOMINEE	Ronald A. Erickson
☐ WITHHOLD AUTHORITY FOR THE NOMINEE			3.	In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
  Note:
  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CARRIAGE SERVICES, INC.
Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 10, 2005

The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and Joseph Saporito, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 10, 2005 and at any adjournment(s) thereof, on all matters coming before said meeting.

The Board of Directors recommends a vote FOR each of the proposals as stated on the reverse side of this proxy card and, unless a contrary choice is specified, this proxy will be voted FOR each of such proposals.
(Continued and to be signed on the reverse side)